UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2024

SIGNING DAY SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41863	87-2792157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8355 East Hartford Rd., Suite 100, Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

(480) 220-6814
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SGN	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Election of Director

On April 9, 2024, the Nominating and Corporate Governance Committee of the board of directors (the “Board”) of Signing Day Sports, Inc., a Delaware corporation (the “Company”), recommended the appointment of Jeffry Hecklinski, General Manager of the Company, as President, and election of Mr. Hecklinski as a director of the Company. On the same date, the Board approved Mr. Hecklinski’s appointment as President and election as a director of the Company.

In addition, on April 9, 2024, the Compensation Committee of the Board approved an Executive Employment Agreement with Mr. Hecklinski, which was dated and entered into by the Company and Mr. Hecklinski on the same date (the “Hecklinski Employment Agreement”). The Hecklinski Employment Agreement amended, restated and superseded the employment offer letter, dated March 7, 2023, between Mr. Hecklinski and the Company (the “Former Hecklinski Employment Agreement”). Under the Former Hecklinski Employment Agreement, Mr. Hecklinski was employed as the General Manager of the Company. Mr. Hecklinski’s annual base salary was $200,000. Pursuant to the Former Hecklinski Employment Agreement, on March 14, 2023, Mr. Hecklinski was granted a stock option pursuant to the Signing Day Sports, Inc. 2022 Equity Incentive Plan and execution of a Stock Option Agreement. The stock option provides Mr. Hecklinski the right to purchase 40,000 shares of common stock of the Company at an exercise price of $3.10 per share. The option was vested and exercisable as to 10,000 shares immediately upon the date of grant, vested as to 7,500 shares on the one-year anniversary of the date of grant, and vests as to 625 shares at the end of each of the following 36 calendar months. Mr. Hecklinski was eligible to participate in standard benefits plans of the Company, including medical, dental and life insurance options, and was entitled to ten public holidays, ten vacation days, and five sick days per year, subject to the Company’s leave policies. Mr. Hecklinski’s employment was at-will.

Under the Hecklinski Employment Agreement, Mr. Hecklinski was employed as the Company’s President. Mr. Hecklinski’s annual base salary will remain $200,000. The Company agreed to pay or reimburse Mr. Hecklinski for all reasonable and necessary expenses actually incurred or paid by Mr. Hecklinski during his employment in the performance of his duties under the Hecklinski Employment Agreement. Mr. Hecklinski will be eligible to participate in comprehensive benefits plans of the Company, including medical, dental and life insurance options, and will be entitled to ten public holidays, ten vacation days, and five sick days per year, subject to the Company’s leave policies. Mr. Hecklinski’s employment is at-will.

Under an Indemnification Agreement between the Company and Mr. Hecklinski in the Company’s standard form for officers or directors of the Company, dated April 9, 2024 (the “Hecklinski Indemnification Agreement”), the Company agreed to indemnify Mr. Hecklinski to the fullest extent permitted by law. The Company will also advance all expenses relating to any proceeding, other than proceedings by or in the right of the Company or any claim, issue or matter therein, within 30 days after the receipt by the Company of a statement requesting such advance and a written undertaking to repay any expenses advanced if it shall ultimately be determined that indemnification against such expenses is not permitted. Any advances and undertakings to repay shall be unsecured and interest free. The Hecklinski Indemnification Agreement also provides for payments by the Company for the entire amount of any judgment or settlement of any action, suit or proceeding in which it is liable or would be liable if joined in such action, subject to the other terms and provisions of the Hecklinski Indemnification Agreement, and certain other indemnification and payment obligations. The Hecklinski Indemnification Agreement also provides that if the Company maintains a directors’ and officers’ liability insurance policy, that the indemnitee will be covered by the policy to the maximum extent of the coverage available for any of the Company’s directors or executive officers.

Mr. Hecklinski and the Company previously entered into an Employee Confidential Information and Inventions Assignment Agreement, dated as of March 9, 2023 (the “Hecklinski Confidentiality Agreement”), which prohibits unauthorized use or disclosure of the Company’s proprietary information, and contains a general assignment of rights to inventions and intellectual property rights, non-competition provisions that apply during the term of employment, non-solicitation provisions that apply during the term of employment and for one year after the term of employment, and non-disparagement provisions that apply during and after the term of employment.

The foregoing summary of the terms and conditions of the Former Hecklinski Employment Agreement, the Hecklinski Employment Agreement, the Hecklinski Indemnification Agreement, and the Hecklinski Confidentiality Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Former Hecklinski Employment Agreement, the Hecklinski Employment Agreement, the Hecklinski Indemnification Agreement, and the Hecklinski Confidentiality Agreement filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4 to this report, respectively, which is incorporated herein by reference.

Mr. Hecklinski, 50, was the Company’s General Manager from March 2023 to April 2024. From November 2022 to February 2023, Mr. Hecklinski acted as a consultant in the college sports industry. From January 2022 to October 2022, Mr. Hecklinski was Assistant Football Coach at San Diego State University.  From December 2018 to December 2019, Mr. Hecklinski was Assistant Football Coach at University of Kansas.  From December 2016 to December 2018, Mr. Hecklinski was Assistant Football Coach at Indiana State University. Mr. Hecklinski was also Assistant Football Coach at University of Illinois in 2016, the University of Colorado-Pueblo in 2015, and the University of Michigan from 2011 to 2014. Mr. Hecklinski holds a bachelor’s degree in communications from Western Illinois University. We believe that Mr. Hecklinski is qualified to serve on our board of directors due to his extensive experience in coaching and recruiting college student-athletes.

There are no family relationships among Mr. Hecklinski and any of the Company’s other executive officers or directors. There are and have been no transactions in which Mr. Hecklinski has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Offer Letter, dated March 7, 2023, between Signing Day Sports, Inc. and Jeffry Hecklinski
10.2	Executive Employment Agreement, dated as of April 9, 2024, between Signing Day Sports, Inc. and Jeffry Hecklinski
10.3	Form of Indemnification Agreement between Signing Day Sports, Inc. and each executive officer or director (incorporated by reference to Exhibit 10.52 to the Registration Statement on Form S-1 filed on May 15, 2023)
10.4	Employee Confidential Information and Inventions Assignment Agreement, dated as of March 9, 2023, between Signing Day Sports, Inc. and Jeffry Hecklinski
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2024	SIGNING DAY SPORTS, INC.

/s/ Daniel D. Nelson
	Name:	Daniel D. Nelson
	Title:	Chief Executive Officer

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